Exhibit 10.3

AMENDMENT TO TERMS OF EMPLOYMENT

AND

WAIVER OF CLAIMS AND GENERAL RELEASE

This Amendment to Terms of Employment and Waiver of Claims and General Release (this  “Amendment and Release”) is entered into as of September 6, 2019 between Tile Shop Holdings, Inc. (the “Company”) and Kirk Geadelmann (“Geadelmann”).

RECITALS

WHEREAS, the parties entered into a written agreement governing Geadelmann’s employment with the Company as its Chief Financial Officer on June 30, 2014, which was amended on April 21, 2017 (as amended, the “Employment Agreement”), and which agreement is further amended pursuant to this Amendment and Release;

WHEREAS,  on August 13, 2019 Geadelmann informed the Company that he intended to terminate his employment with the Company at such time as was appropriate and his successor had been appointed and commenced his or her employment;

WHEREAS, the parties agreed on the terms of Geadelmann’s continued employment during the Transition Period (as defined below) and the compensation payable to Geadelmann and severance benefits, as well as his waiver of claims and general release in favor of the Company;

WHEREAS,  Geadelmann has been encouraged to carefully read this Amendment and Release and to consult with his attorney before signing it.

NOW THEREFORE, in consideration of the mutual promises and provisions contained in this Amendment and Release, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.	Employment Term and Compensation.

(a) Geadelmann has remained as the Chief Financial Officer of the Company until his successor has been appointed and commenced her employment.  Geadelmann shall continue to serve as an employee of the Company for a period of three (3) months (until December 6, 2019) in order to facilitate an orderly transition of the role of Chief Financial Officer (such three-month period, the “Transition Period”).  Geadelmann’s duties during the Transition Period shall be mutually agreed upon by Geadelmann and the Company’s Chief Executive Officer.

(b) Geadelmann has continued to receive his then current base salary and benefits as compensation for his service as Chief Financial Officer prior to commencement of the Transition Period.  In consideration for this Amendment and Release and as compensation for Geadelmann’s services during the Transition Period,  Geadelmann shall receive a monthly base salary of ten thousand dollars ($10,000) and continue to receive his current benefits. The base salary during the Transition Period shall be paid in accordance with the Company’s standard payroll practices and be subject to all applicable withholdings and deductions. Upon completion of the Transition Period,  Geadelmann’s employment shall automatically terminate (such date, the “Termination Date”) without further action required by either party. Effective as of the Termination Date, by execution of this Amendment and Release,  Geadelmann hereby relinquishes all authority Geadelmann has to act on behalf of the Company and any of its subsidiaries.

(c) If Geadelmann successfully completes the Transition Period, or the Company ends Geadelmann’s employment relationship with the Company during the Transition Period other than “for cause,” Geadelmann will have an opportunity to reaffirm certain terms of this Amendment and Release in exchange for additional consideration, which is described in the form attached hereto and incorporated herein by reference as Exhibit A. As used in this Section 1, “for cause” means (i) a material breach of this Amendment and Release which goes uncured pursuant to Section 5 of this Amendment and Release; (ii) Geadelmann is convicted of, or pleads non contendere to, any crime involving the misuse or misappropriation of money or other property of the Company or a felony; (iii) Geadelmann commits an intentional tort against the Company; or (iv) Geadelmann commits any flagrant act of dishonesty or disloyalty or any act involving gross moral turpitude.

(d) Notwithstanding any other term or provision to the contrary herein, at any time and for any reason, the Company may, in its sole and absolute discretion, end its employment relationship with Geadelmann, but on the conditions that the Company (i) complies with Section 1(c) if such termination is not for cause; and (ii) pays the Transition Period compensation and benefits (i.e., salary of ten thousand dollars ($10,000) and Geadelmann’s current benefits), through the remaining portion of the Transition Period or for a maximum period of three (3) months).

2. Release. For the good and valuable consideration set forth in this Amendment and Release, Geadelmann hereby agrees as follows:

Geadelmann hereby releases and forever discharges the Company and each of its past and present officers, directors, employees, agents, advisors, consultants, successors and assigns from any and all claims and liabilities of any nature by Geadelmann including, but not limited to, all actions, causes of actions, suits, debts, sums of money, attorneys’ fees, costs, accounts, covenants, controversies, agreements, promises, damages, claims, grievances, arbitrations, and demands whatsoever, known or unknown, at law or in equity, by contract (express or implied), tort, pursuant to statute, or otherwise, that Geadelmann now has, ever has had or will ever have based on, by reason of, or arising out of, any event, occurrence, action, inaction, transition or thing of any kind or nature occurring prior to or on the effective date of this Amendment and Release. Without limiting the generality of the above, Geadelmann specifically releases and discharges any and all claims and causes of action arising, directly or indirectly, from Geadelmann’s employment at the Company, arising under applicable state, federal and local law, including but not limited to the Employee Retirement Income Security Act of 1974 (except as to claims pertaining to vested benefits under employee benefit plan(s) of the Company), Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), the Equal Pay Act, the Rehabilitation Act, the Americans With Disabilities Act, and any other law, statute, ordinance, rule, regulation, decision or order pertaining to employment or pertaining to discrimination on the basis of age, alienage, race, color, creed, gender, national origin, religion, physical or mental disability, marital status, citizenship, sexual orientation , non-work activities or any other protected class or conduct. Payment of any amounts and the provision of any benefits provided for in this Amendment and Release do not signify any admission of wrongdoing by the Company or any of its affiliates.

Geadelmann also agrees that if Geadelmann files, or there is filed on Geadelmann’s behalf, a charge, complaint, or action, the payment and benefits described in this Amendment and Release are in complete satisfaction of any and all claims in connection with such charge, complaint, or action and Geadelmann waives, and agrees not to take, any award of money or other damages from such charge, complaint, or action.

By signing this Amendment and Release Geadelmann is not releasing or waiving (a) any vested interest Geadelmann may have in any employee retirement plan (as defined in ERISA Section 3(2)) by virtue of Geadelmann’s employment with the Company;  (b) any rights or claims that may arise after the Termination Date;  (c)  the right to institute legal action for the purpose of enforcing the provisions of this Amendment and Release;  (d)  the right to apply for state unemployment compensation benefits; (e)  any right Geadelmann may have to workers’ compensation benefits; (f)  any rights Geadelmann may have under COBRA; (g)  the right to file a charge or complaint with a governmental agency such as the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Occupational Safety and Health Administration (“OSHA”), the Securities and Exchange Commission (“SEC”) or any other federal, state or local governmental agency, subject to the preceding paragraph of this Section 1;  (h)  the right to communicate with, testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the EEOC,  NLRB, OSHA,  SEC, or other governmental agency; (i)  the right to receive and retain a monetary award from a government-administered whistleblower award program for providing information directly to a governmental agency; and (j) any rights of indemnification or contribution afforded Geadelmann by the Indemnification Agreement, dated August 12, 2014 between Geadelmann and the Company, by statute or by common law, including any insurance coverage maintained by or on behalf of the Company.

3. Opportunity to Consider. Geadelmann has been advised that Geadelmann has twenty-one (21) days from the date on which Geadelmann received this Amendment and Release to consider whether Geadelmann wishes to sign it. However, the Company will not accept, and Geadelmann may not execute, this Agreement and Release until the commencement of the Transition Period. Geadelmann is also advised to consult with an attorney prior to signing this Agreement and Release. The date on which Geadelmann received this Amendment and Release is accurately reflected in Section 11 below.

4. Opportunity to Rescind. Geadelmann may cancel this Amendment and Release as to the release of claims arising under the Minnesota Human Rights Act within fifteen (15) days after signing it and as to the release of claims arising under the ADEA within seven (7) days of signing it. The Amendment and Release will not become effective or enforceable until both rescission periods have passed. If Geadelmann decides to rescind this Amendment and Release Geadelmann must mail or hand deliver the notice of rescission to: Cabell Lolmaugh,  Chief Executive Officer and President,  Tile Shop Holdings, Inc., 14000 Carlson Parkway, Plymouth MN 55441. If Geadelmann mails the notice of rescission, the notice must be postmarked within the fifteen (15) or seven (7) day period, as applicable, and must be sent via certified mail, return receipt requested, as addressed above. If Geadelmann exercises the right to rescind under this Section 4, all other provisions of the Amendment and Release shall immediately be null and void and Geadelmann will not receive consideration as described in this Amendment and Release.

5. Breach. In the event of a material breach of this Amendment and Release by Geadelmann, the Company shall deliver written notice to Geadelmann describing such material breach. Geadelmann shall have two (2) business days from the date Geadelmann receives such written notice to cure the material breach. If Geadelmann fails to cure the material breach after receiving written notice under this Section 5, Geadelmann agrees that all payments and benefits provided for in this Amendment and Release are subject to termination, reduction, or cancellation.

6. Enforcement. The parties agree that any legal proceeding brought to enforce the provisions of this Amendment and Release may be brought only in the courts of the State of Minnesota or the federal courts located in Minnesota and each party hereby consents to the jurisdiction of such courts.

7. Severability. If any of the terms of this Amendment and Release shall be held to be invalid and unenforceable, other than the release of claims provided in Section 2, and cannot be rewritten or interpreted by the court to be valid and enforceable and to meet the intent of the parties expressed herein, then the remaining terms of this Amendment and Release are severable and shall not be affected thereby. In the event any aspect of the release of claims in Section 2 is held to be invalid or unenforceable in any respect, the remaining provisions of this Amendment and Release shall be voidable at the option of the Company and Geadelmann agrees to return any payments made and benefits provided by the Company except that nothing in this Amendment and Release shall be construed as permitting the Company to obligate or require tender back of any payments or benefits provided in exchange for Geadelmann’s release of ADEA claims.

8. Miscellaneous. This Amendment and Release constitute the entire agreement between the parties about or relating to the termination of Geadelmann’s employment with the Company,  and the Company's obligations to Geadelmann with respect to Geadelmann’s termination and fully supersedes any and all prior agreements or understandings between the parties, except for those express provisions contained in the Employment Agreement and the Tile Shop Holdings, Inc.  Nondisclosure,  Confidentiality,  Assignment and Noncompetition Agreement that are intended to survive the termination of the employment relationship.

9. Representations. Geadelmann affirms that the consideration for signing this Amendment and Release is described herein and that no other promises or agreements of any kind have been made to or with Geadelmann by any person or entity whatsoever to cause Geadelmann to sign this Amendment and Release, and that Geadelmann fully understands the meaning and intent of this instrument. Geadelmann agrees that at all times during Geadelmann’s employment Geadelmann was properly compensated for all hours Geadelmann worked, that Geadelmann received all benefits and leave to which Geadelmann was entitled, and that Geadelmann suffered no work related accident, illness or injury. Geadelmann agrees that Geadelmann will not disparage the Company in any way.

Geadelmann also affirms that Geadelmann is the legal party in interest in this Amendment and Release, with legal title to all rights and claims asserted and hereby released; that Geadelmann has not filed for bankruptcy or assigned or transferred any rights against the Company to any other person or entity; and that Geadelmann has returned to the Company all of its property in Geadelmann’s possession or control, including but not limited to, all documents and materials, whether on computer disc, hard drive, or other form, and all copies thereof which in any way relate to the business of the Company. Geadelmann further affirm that Geadelmann has fully complied with the Tile Shop Holdings, Inc.  Nondisclosure,  Confidentiality,  Assignment and Noncompetition Agreement that Geadelmann signed before beginning employment with the Company.

10.  Section 409A and Taxes Generally. This Amendment and Release is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations, notices and other guidance of general applicability issued thereunder (collectively, “Section 409A”) or an exemption thereunder, and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Amendment and Release, payments provided under this Amendment and Release may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Amendment and Release that may be excluded from Section 409A, either as separation pay due to an involuntary separation from service or as a short-term deferral, shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Amendment and Release shall be treated as a separate payment. Any payments to be made under this Amendment and Release upon a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, Company makes no representations that the payments and benefits provided under this Amendment and Release comply with Section 409A and in no event shall Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Geadelmann on account of non-compliance with Section 409A.

Notwithstanding any other provision of this Amendment and Release,  if, on the Termination Date,  Geadelmann is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) and determined in accordance with Section 409A, any payments and benefits provided under this Amendment and Release that constitute “nonqualified deferred compensation” subject to Section 409A that are provided to Geadelmann on account of Geadelmann’s separation from service shall not be paid until the first payroll date to occur following the six (6) month anniversary of the Termination Date (“Specified Employee Payment Date”). The aggregate amount of any payments that would otherwise have been made during such six (6) month period shall be paid in a lump sum on the Specified Employee Payment Date, without interest, and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. If Geadelmann dies during such six (6) month period, any delayed payments shall be paid to Geadelmann’s estate in a lump sum upon Geadelmann’s death.

11. Date of Receipt. Geadelmann acknowledges that Geadelmann received a draft of this Amendment and Release on August 26, 2019, that Geadelmann has carefully read this Amendment and Release,  that Geadelmann voluntarily agrees to all of its terms and conditions, that Geadelmann understands its contents and the final and binding effect of this Amendment and

Release, and that Geadelmann has signed the same as Geadelmann’s own free act with the full intent of releasing the Company from all claims Geadelmann may have against it.

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IN WITNESS WHEREOF,  the parties have caused this Amendment and Release to be duly executed and delivered as of the day and year indicated below.

EMPLOYEETILE SHOP HOLDINGS, INC.

/s/ Kirk GeadelmannBy: /s/ Cabell Lolmaugh

Name:Kirk GeadelmannName: Cabell Lolmaugh

Title:President and CEO

Date Signed: September 10, 2019Date Signed: September 11, 2019

(Signature Page to Amendment of Employment Terms and Waiver of Claims and General

Release)

EXHIBIT A

Tile Shop Holdings, Inc. (the “Company”) and Kirk Geadelmann (“Geadelmann”) are parties to that certain Amendment to Terms of Employment and Waiver of Claims and General Release (the “Amendment and Release”), entered into as of [December __,] 2019. For good and valuable consideration, Company and Geadelmann further agree as follows:

1. Geadelmann’s employment with the Company is voluntarily ending on December 6, 2019 (“Termination Date”).

2. In consideration for Geadelmann signing this Exhibit A, the Company shall permit Geadelmann to exercise all stock options held by Geadelmann and vested on the Termination Date for a period of one (1) year following the Termination Date.

3. Geadelmann, along with his heirs, executors, administrators, successors, and assigns, reaffirms his agreement with and acceptance of all of the terms and provisions contained in the Agreement and Release, including without limitation those contained in Section 2 of the Agreement and Release, as of the date of Geadelmann’s signature on this document.

4. Geadelmann has been advised that Geadelmann has twenty-one (21) days from the date on which Geadelmann received this Exhibit A to consider whether Geadelmann wishes to sign it. However, the Company will not accept, and Geadelmann may not execute, this Exhibit A until on or after the Termination Date. Geadelmann is also advised to consult with an attorney prior to signing this document.

5. Geadelmann may cancel this Exhibit A, but only this Exhibit A and specifically not the Amendment and Release, within fifteen (15) days after signing it. This Exhibit A will not become effective or enforceable until such rescission period has passed. If Geadelmann decides to rescind this Exhibit A, Geadelmann must mail or hand deliver the notice of rescission to: Cabell Lolmaugh, Chief Executive Officer and President, Tile Shop Holdings, Inc., 14000 Carlson Parkway, Plymouth MN 55441. If Geadelmann mails the notice of rescission, the notice must be postmarked within the fifteen (15) day period and must be sent via certified mail, return receipt requested, as addressed above. If Geadelmann exercises the right to rescind this Exhibit A, this Exhibit A shall immediately be null and void and Geadelmann will not receive the valuable consideration described herein.

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IN WITNESS WHEREOF,  the parties have caused this Exhibit A to the Agreement and Release to be duly executed and delivered as of the day and year indicated below.

EMPLOYEETILE SHOP HOLDINGS, INC.

______________________________By:________________________

Name:Kirk GeadelmannName: Cabell Lolmaugh

Title:President and CEO

Date Signed: [December__], 2019Date Signed: [December__], 2019

(Signature Page to Exhibit A to Amendment of Employment Terms and Waiver of Claims and General Release)